Exhibit 15.4
[PricewaterhouseCoopers Zhong Tian CPAs Limited Company Letterhead]
June 29, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Linktone Ltd. (the “Company”), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16(F), as part of the Form 20-F of the Company for the year ended December 31, 2009. We agree with the statements concerning our Firm in such Form 20-F.
Very truly yours,
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, the People’s Republic of China
June 29, 2010